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                                                                   EXHIBIT 10.10

                           KOFAX IMAGE PRODUCTS, INC.
                        1997 EMPLOYEE STOCK PURCHASE PLAN


         This 1997 EMPLOYEE STOCK PURCHASE PLAN (the "Plan") is hereby established by KOFAX IMAGE PRODUCTS, INC., a Delaware corporation (the "Company") on this 27th day of August, 1997 and effective as of the "Effective Date."


                                    ARTICLE 1

                               PURPOSE OF THE PLAN


         1.1 PURPOSE. The Company has determined that it is in its best interest to provide incentives to attract and retain employees and to increase employee morale by providing a program through which employees of the Company, and of such of the Company's subsidiaries as the Company's Board of Directors may from time to time designate (each a "Designated Subsidiary," and collectively, "Designated Subsidiaries") may acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company ("Company Stock"). The Plan is hereby established by the Company to permit employees to subscribe for and purchase directly from the Company shares of the Company Stock at a discount from the market price, and to pay the purchase price in installments by payroll deductions. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The provisions of the Plan are to be construed in a matter consistent with the requirements of Section 423 of the Code. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act.


                                    ARTICLE 2

                                   DEFINITIONS


         2.1 ADMINISTRATOR. "Administrator" shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.

         2.2 COMPANY. "Company" means Kofax Image Products, Inc., and its majority-owned subsidiaries and wholly-owned subsidiaries of its majority-owned subsidiaries, as well as any parent corporation of Kofax Image Products, Inc.

         2.3 COMPENSATION. "Compensation" means the amount indicated on the Form W-2, including any elective deferrals with respect to a plan of the Company qualified under either Section 125 or Section 401(a) of the Code, issued to an employee by the Company.

         2.4 EFFECTIVE DATE. "Effective Date" means the day preceding the effective date of the Company's first Registration Statement filed with the Securities and Exchange Commission registering Company Stock.



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         2.5 EMPLOYEE. "Employee" means each person currently employed by the
Company or any of its Designated Subsidiaries, any portion of whose income is subject to withholding of income tax or for whom Social Security retirement contributions are made by the Company or any Designated Subsidiary.

         2.6 ENTRY DATE. "Entry Date" means the first day of each fiscal quarter (January 1, April 1, July 1 and October 1).

         2.7 GRANT DATE. "Grant Date" means January 1 of each Offering Period under the Plan. However, for the first Offering Period, the Grant Date shall be the Effective Date.

         2.8 OFFERING PERIOD. "Offering Period" means a period of twelve (12) months beginning January 1 and ending December 31 of each calendar year. However, the first Offering Period shall commence on the Effective Date and end December 31, 1997 regardless of the fact that such initial Offering Period is less than twelve (12) months.

         2.9 5% OWNER. "5% Owner" means an Employee who, immediately after the grant of any rights under the Plan, would own Company Stock or hold outstanding options to purchase Company Stock possessing 5% or more of the total combined voting power of all classes of stock of the Company. For purposes of this Section, the ownership attribution rules of Code Section 425(d) shall apply.

         2.10 PARTICIPANT. "Participant" means an Employee who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.

         2.11 PURCHASE DATE. "Purchase Date" means the last day of each quarterly period during the current Offering Period (March 31, June 30, September 30 or December 31).


                                    ARTICLE 3

                          ELIGIBILITY AND PARTICIPATION


         3.1 ELIGIBILITY. Each Employee of the Company, or any Designated Subsidiary, who has attained age twenty-one (21) on the Entry Date and who has been employed for at least ninety (90) days (or, for the initial Offering Period only, such Employees who are employed on the Effective Date) in the rendition of personal services to the Company may become a Participant in the Plan on the Entry Date coincident with or next following his satisfaction of such requirements of employment with the Company.

         3.2 PARTICIPATION. An Employee who has satisfied the eligibility requirements of Section 3.1 may become a Participant in the Plan upon his completion and delivery to the Administrator of the Company of a stock purchase agreement provided by the Company (the "Stock Purchase Agreement") authorizing payroll deductions. Payroll deductions for a Participant shall commence on the Entry Date coincident with or next following the filing of the Participant's Stock Purchase Agreement and shall remain in effect until revoked by the Participant by the filing of a notice of



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withdrawal from the Plan under Article 8 or by the filing of a new Stock
Purchase Agreement providing for a change in the Participant's payroll deduction rate under Section 5.2.


         3.3 SPECIAL RULES. Under no circumstances shall:


             a. A 5% Owner be granted an option to purchase Company Stock under the Plan;

             b. A Participant be entitled to purchase Company Stock under the Plan which, when aggregated with all other employee stock purchase plans of the Company, exceed an amount equal to the Aggregate Maximum. "Aggregate Maximum" means an amount equal to $25,000 worth of Company Stock (determined using the fair market value of such Company Stock at each applicable Grant Date) during each calendar year; or

             c. The number of shares of Company Stock purchasable by a Participant in any calendar year shall not exceed 5,000 shares, subject to periodic adjustments under Section 10.4.


                                    ARTICLE 4

                                OFFERING PERIODS


         4.1 OFFERING PERIODS. The initial grant of the right to purchase Company Stock under the Plan shall occur on the Effective Date and terminate on December 31, 1997. Thereafter, the Plan shall provide for Offering Periods commencing on each Grant Date and terminating on December 31 of each calendar year.


                                    ARTICLE 5

                               PAYROLL DEDUCTIONS

         5.1 PARTICIPANT ELECTION. Upon completion of the Stock Purchase Agreement, each Participant shall designate the amount of payroll deductions to be made from his or her paycheck to purchase Company Stock under the Plan. The amount of payroll deductions shall be designated in whole percentages of Compensation, not to exceed 15%. The amount so designated upon the Stock Purchase Agreement shall be effective as of the next Grant Date and shall continue until terminated or altered in accordance with Section 5.2 below.


         5.2 CHANGES IN ELECTION. Any Participant may change any election under this Section one time in any fiscal quarter (hereafter referred to as "Quarter," January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31). A Participant may terminate participation in the Plan at any time prior to the close of an Offering Period as provided in
Article 8. A Participant may decrease the rate of payroll deductions (to an amount that is not below 1% of Compensation) once during each Offering Period by



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completing and delivering to the Administrator a new Stock Purchase Agreement
setting forth the desired change. A Participant may also terminate payroll deductions and have accumulated deductions for the Offering Period applied to the purchase of Company Stock as of the next Purchase Date by completing and delivering to the Administrator a new Stock Purchase Agreement setting forth the desired change. Any change under this Section shall become effective on the next payroll period (to the extent practical under the Company's payroll practices) following the delivery of the new Stock Purchase Agreement.


         5.3 PARTICIPANT ACCOUNTS. The Company shall establish and maintain a separate account ("Account") for each Participant. The amount of each Participant's payroll deductions shall be credited to his Account. No interest will be paid or allowed on amounts credited to a Participant's Account. All payroll deductions received by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company is not obligated to segregate such payroll deductions.

                                    ARTICLE 6


                                 GRANT OF OPTION



         6.1 OPTION TO PURCHASE SHARES. On each Grant Date, each Participant shall be granted an option to purchase at the price determined under Section 6.2 that number of shares and partial shares of Company Stock that can be purchased or issued by the Company based upon that price with the amounts held in his Account, subject to the limits set forth in Section 3.3. In the event that there are amounts held in a Participant's Account that are not used to purchase Company Stock, such amounts shall remain in the Participant's Account and shall be eligible to purchase Company Stock in any subsequent Offering Period.


         6.2 PURCHASE PRICE. The purchase price for any Offering Period shall be the lesser of:


             a. 85% of the Fair Market Value of Company Stock on the Grant Date;
                or

             b. 85% of the Fair Market Value of Company Stock on the Purchase
                Date on which the Company Stock is purchased under the Plan.


         6.3 FAIR MARKET VALUE. "Fair Market Value" means for the initial Grant Date (which is the Effective Date), the price per share at which the Common Stock is to be sold to the public in the initial public offering of the Common Stock. For any subsequent date thereafter, "Fair Market Value" shall mean the value of one share of Company Stock, determined as follows:

             a. If the Company Stock is then listed or admitted to trading on the Nasdaq National Market System or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the Nasdaq National Market System or principal stock exchange on which the Company Stock is then listed or admitted to trading, or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be the closing sale price of the Company Stock on the Nasdaq National Market System or such exchange on the next preceding day on which a sale occurred.


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             b. If the Company Stock is not then listed or admitted to trading on the Nasdaq National Market System or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Company Stock in the over-the-counter market on the date of valuation.

             c. If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

                                    ARTICLE 7

                                PURCHASE OF STOCK


         7.1 EXERCISE OF OPTION.

             a. On the last Purchase Date of every Offering Period (December
31), the Participant will be deemed to exercise the option expiring on that Purchase Date. Notwithstanding the above, a Participant may exercise any option granted to him or her under the Plan on any Purchase Date during the Offering Period by executing and delivering the appropriate form to the Administrator. In addition, a Participant may direct the Company not to purchase Company Stock on the last Purchase Date in the Offering Period, but to continue to hold and accumulate the amounts in the Participant's account until the next Offering Period.

             b. Upon exercise of an option, the Plan shall purchase on behalf of each Participant the maximum number of full shares of Company Stock subject to such option at the option price determined under Section 6.2 above as can be purchased with the amounts held in each Participant's Account. Any amounts remaining in a Participant's Account shall be held in the Participant's Account and carried forward for the rest of the Offering Period or to the next Offering Period.

         7.2 DELIVERY OF COMPANY STOCK. As soon as practicable after the exercise of an option on a Purchase Date, the Company will deliver to each Participant a stock certificate or certificates issued in his name for the number of shares of Company Stock purchased. The time of issuance and delivery of the shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of 1933, as amended, the listing requirements of any securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the issuance or sale of such shares.


                                    ARTICLE 8

                                   WITHDRAWAL


         8.1 IN SERVICE WITHDRAWALS. At any time prior to the last Purchase Date of an Offering Period, any Participant may withdraw the amounts held in his Account by executing and delivering to



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the Administrator a written notice of withdrawal on the form provided by the
Company. In such a case, the entire balance of the Participant's Account shall be paid to the Participant, without interest, as soon as is practicable. Upon such notification, the Participant shall cease to participate in the Plan for the remainder of the Offering Period in which the notice is given. Any Employee who has withdrawn under this Section shall be excluded from participation in the Plan for the remainder of the Offering Period in which the withdrawal occurred and the next succeeding Offering Period, but may then be reinstated as a Participant thereafter by executing and delivering a new Stock Purchase Agreement to the Administrator.


         8.2 TERMINATION OF EMPLOYMENT.


             a. In the event that a Participant's employment with the Company terminates for any reason, the Participant shall cease to participate in the Plan on the date of termination. As soon as is practical following the date of termination, the entire balance of the Participant's Account shall be paid to the Participant or his beneficiary in cash, without interest.


             b. A Participant may file a written designation of a beneficiary who is to receive any shares of Company Stock purchased under the Plan or any cash from the Participant's Account in the event of his or her death subsequent to a Purchase Date, but prior to delivery of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Account under the Plan in the event of his death prior to a Purchase Date under paragraph (a) above.


             c. Any beneficiary designation under paragraph (b) above may be changed by the Participant at any time by written notice. In the event of the death of a Participant, the Administrator may rely upon the most recent beneficiary designation it has on file as being the appropriate beneficiary. In the event of the death of a Participant where no valid beneficiary designation exists or the beneficiary has predeceased the Participant, the Administrator shall deliver any cash or shares of Company Stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Administrator, the Administrator, in its sole discretion, may deliver such shares of Company Stock or cash to the spouse or any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Administrator, then to such other person as the Administrator may designate.


                                    ARTICLE 9

                               PLAN ADMINISTRATION

         9.1 PLAN ADMINISTRATION.


             a. Authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors (the "Board") for the Company, or a committee ("Committee") thereof. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term "Administrator" shall mean the Board or, with respect to any matter as to which responsibility has been delegated to the Committee,



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the term Administrator shall mean the Committee. The Administrator shall have all powers necessary to supervise the administration of the Plan and control its operations.

             b. In addition to any powers and authority conferred on the Administrator elsewhere in the Plan or by law, the Administrator shall have the following powers and authority:


                (i) To designate agents to carry out responsibilities relating to the Plan;

                (ii) To administer, interpret, construe and apply this Plan and to answer all questions which may arise or which may be raised under this Plan by a Participant, his beneficiary or any other person whatsoever;

                (iii) To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

                (iv) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.


             c. Any action taken in good faith by the Administrator in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his beneficiaries. All discretionary powers conferred upon the Administrator shall be absolute.


         9.2 LIMITATION ON LIABILITY. No Employee of the Company nor member of the Board or Committee shall be subject to any liability with respect to his duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any other Employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person's conduct in the performance of his duties under the Plan.

                                   ARTICLE 10

                                  COMPANY STOCK


         10.1 LIMITATIONS ON PURCHASE OF SHARES. The maximum number of shares of Company Stock that shall be made available for sale under the Plan shall be 150,000 shares, subject to adjustment under Section 10.4 below. The shares of Company Stock to be sold to Participants under the Plan will be issued by the Company. If the total number of shares of Company Stock that would otherwise be issuable pursuant to rights granted pursuant to Section 6.1 of the Plan at the Purchase Date exceeds the number of shares then available under the Plan, the Administrator shall make a pro rata allocation of the shares remaining available in as uniform and equitable manner as is practicable. In such event, the Administrator shall give written notice of such reduction of the number of shares to each Participant affected thereby and any unused payroll deductions shall be returned to such Participant if necessary.



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         10.2 VOTING COMPANY STOCK. The Participant will have no interest or voting right in shares to be purchased under Section 6.1 of the Plan until such shares have been purchased.

         10.3 REGISTRATION OF COMPANY STOCK. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant unless designated otherwise by the Participant.


         10.4 CHANGES IN CAPITALIZATION OF THE COMPANY. Subject to any required action by the stockholders of the Company, the number of shares of Company Stock covered by each right under the Plan which has not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but have not yet been placed under rights or which have been returned to the Plan upon the cancellation of a right, as well as the purchase price per share of Company Stock covered by each right under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Stock subject to any option granted hereunder.

         10.5 MERGER OF COMPANY. In the event that the Company at any time proposes to merge into, consolidate with or enter into any other reorganization pursuant to which the Company is not the surviving entity (including the sale of substantially all of its assets or a "reverse" merger in which the Company is the surviving entity), the Plan shall terminate, unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of options theretofore granted, or the substitution for such options of new options covering the shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the options theretofore granted or the new options substituted therefor, shall continue in the manner and under the terms so provided. If such provision is not made in such transaction for the continuance of the Plan and the assumption of options theretofore granted or the substitution for such options of new options covering the shares of a successor corporation, then the Administrator shall cause written notice of the proposed transaction to be given to the persons holding options not less than 10 days prior to the anticipated effective date of the proposed transaction, and, concurrent with the effective date of the proposed transaction, such options shall be exercised automatically in accordance with Section 7.1 as if such effective date were a Purchase Date of the applicable Offering Period unless a Participant withdraws from the Plan as provided in Section 8.1.


                                   ARTICLE 11

                              MISCELLANEOUS MATTERS


         11.1 AMENDMENT AND TERMINATION. The Plan shall terminate on December 31, 2007. Since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time. Upon termination of the Plan, all benefits



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shall become payable immediately. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant. In addition, no amendment may be made without prior approval of the stockholders of the Company if such amendment would:

             a. Increase the number of shares of Company Stock that may be issued under the Plan;

             b. Materially modify the requirements as to eligibility for participation in the Plan; or

             c. Materially increase the benefits which accrue to Participants under the Plan.

         11.2 STOCKHOLDER APPROVAL. Continuance of the Plan and the effectiveness of any right granted hereunder shall be subject to approval by the stockholders of the Company, within twelve months before or after the date the Plan is adopted by the Board.

         11.3 BENEFITS NOT ALIENABLE. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 8.

         11.4 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

         11.5 GOVERNING LAW. To the extent not preempted by Federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of California.

         11.6 NON-BUSINESS DAYS. When any act under the Plan is required to be performed on a day that falls on a Saturday, Sunday or legal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or legal holiday. Notwithstanding the above, Fair Market Value shall be determined in accordance with Section 6.3.


         11.7 COMPLIANCE WITH SECURITIES LAWS. Notwithstanding any provision of the Plan, the Administrator shall administer the Plan in such a way to ensure that the Plan at all times complies with any requirements of Federal Securities Laws. For example, affiliates may be required to make irrevocable elections in accordance with the rules set forth under Section 16b-3 of the Securities Exchange Act of 1934.



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